Exhibit 10.1

EXECUTION VERSION*

CONSENT AND WAIVER AGREEMENT

This CONSENT AND WAIVER AGREEMENT (the “Consent”), dated as of October 12, 2012, is provided under the Loan Agreement, dated as of August 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among A123 Systems, Inc., a Delaware corporation (“Borrower”), and Wanxiang America Corporation (“Lender”), as the initial lender and agent for any Person who may become a lender under the Loan Agreement.  Capitalized terms used herein but not defined herein have the meaning given in the Loan Agreement.

WHEREAS, pursuant to clause (f) of Article VII of the Loan Agreement, an Event of Default would occur if any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

WHEREAS, the 3.75% convertible subordinated notes due 2016 issued by Borrower in the aggregate principal amount of $143,750,000 (the “2016 Notes”) pursuant to that certain base indenture dated as of April 6, 2011, between Borrower and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture, dated as of April 6, 2011 (the base indenture, as supplemented by the first supplemental indenture, the “2016 Notes Indenture”) constitute Material Indebtedness.

WHEREAS, pursuant to the terms of the 2016 Notes Indenture, Borrower is obligated to make an interest payment on October 15, 2012 with respect to the 2016 Notes in an amount equal to $2,695,312.50 (the “October Interest Payment”).

WHEREAS, pursuant to the terms of the 2016 Notes Indenture, Borrower has a thirty (30) day grace period (the “Grace Period”) before the failure to make the October Interest Payment will become an Event of Default under the 2016 Notes Indenture.

NOW, THEREFORE, the parties hereto agree as follows:

Consent and Waiver.  Lender hereby consents to Borrower not making the October Interest Payment on October 15, 2012 and for the duration of the Grace Period and waives any Event of Default pursuant to clause (f) of Article VII of the Loan Agreement or otherwise that would result from the failure by Borrower to make the October Interest Payment on October 15, 2012 or during the Grace Period (such Event of Default, the “Specified Default”); provided that unless Borrower makes the October Interest Payment prior to the termination of the Grace Period, an Event of Default under Article VII of the Loan Agreement would occur immediately upon the termination of the Grace Period.  This specific waiver and the specific consent apply only to the Specified Default and only for the express circumstances described above.  This specific waiver and consent shall not be construed to constitute (i) a waiver of, or consent to, any other event, circumstance or condition or a waiver of any other right or remedy available to the Lender pursuant to the Loan Agreement or any other Loan Document or (ii) a course of dealing or a consent to any departure by Borrower from any other term or requirement of the Loan Agreement.

Governing Law.  This Consent shall be governed by, and construed under, the laws of the State of New York, without reference to rules of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

Counterparts.  This Consent may be executed in multiple originals and by counterpart.

Scope of Consent.  This Consent applies only to the matters explicitly addressed herein and no other execution, amendment, modification or termination of any term of the Loan Agreement is authorized hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have caused this Consent to be duly executed by their officers duly authorized as of the date first set forth above.

(Signature Page Follows)

WANXIANG AMERICA CORPORATION,
as Lender and Agent

		By:	/s/ Paul Cumberland
Name: Paul Cumberland
Title: Director of Investments

Agreed and acknowledged:

A123 Systems, Inc.
as Borrower

By:	/s/ David Prystash
Name: David Prystash
Title: Chief Financial Officer

Agreed and acknowledged:

Wanxiang Clean Energy USA Corp.
as Purchaser under the Securities Purchase Agreement

By:	/s/ Daniel Li
Name: Daniel Li
Title: Vice President